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                                                                    EXHIBIT 99.1

TLC VISION CORPORATION AND OCCULOGIX, INC. ANNOUNCE
OCCULOGIX, INC.'S PROPOSED INITIAL PUBLIC OFFERING OF
ITS COMMON STOCK

MISSISSAUGA, ONTARIO--(CCNMatthews - Aug. 9, 2004) - OccuLogix, Inc. (formerly Vascular Sciences Corporation) and its significant shareholder TLC Vision Corporation announced today that OccuLogix, Inc. intends to file a registration statement with the U.S. Securities and Exchange Commission, whereby it proposes to offer and sell its common stock.

The registration statement has not yet been filed with the Securities and Exchange Commission. This press release shall not constitute an offer of securities or the solicitation of an offer to purchase securities. Any offer will be made only by the prospectus to be included in the registration statement after it has become effective. This press release is being issued pursuant to and in accordance with Rule 135 under the U.S. Securities Act of 1933, as amended.

OccuLogix, Inc. is an ophthalmic therapeutic company founded in 1996 to commercialize innovative treatments for eye diseases.

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FOR FURTHER INFORMATION PLEASE CONTACT:
TLC Vision Corporation
Stephen Kilmer
(905) 238-3904